Ran Harpaz
Palo Alto, California

Re:    Terms of Separation

Dear Ran:

This letter confirms the agreement (“Agreement”) between you and Hippo Employee Services Inc. (the “Company”) and/or any of its affiliates concerning the terms of your separation from the Company and its affiliates, and offers you the separation compensation we discussed in exchange for a general release of claims and covenant not to sue.
1.Separation Date: November 15, 2022 is your last day of employment with the Company (the “Separation Date”). From now through the Separation Date you will continue to support the Company, as requested by the CEO, in transitioning to a new Chief Technology Officer and otherwise support the Company as may be requested from time to time. The Company reserves the right to terminate you prior to the Separation Date with cause, and you may resign from employment prior to the Separation Date, and upon such earlier termination, then such earlier separation date will become the Separation Date. It is hereby acknowledged and agreed that your accepting another offer of employment does not constitute a resignation or reason for termination for cause, but the Company reserves the right to restrict system and other access as determined by the Company in its discretion at any time.
2.Acknowledgment of Payment of Wages: Your final paycheck(s) will reflect payment of your base wages/salary and any other compensation owed through the Separation Date, expense reimbursement, and any similar payments due you from the Company as of the Separation Date, and will be paid to you on the Separation Date. Please promptly submit no later than the Separation Date all final outstanding expenses, if any. By your signature below, you acknowledge that upon receipt of your final paycheck(s) and reimbursement for any authorized business expenses, if any, you will have received all the compensation, benefits, and paid or unpaid leave time to which you were entitled by virtue of your employment, and that, except to the extent you become entitled to receive the Separation Benefits as provided in Section 3 below, you will not be entitled to, and will not receive, any additional compensation, benefits, or paid or unpaid leave from the Company.
3.Separation Benefits:
a.In consideration of the General Release and Covenant Not to Sue , the Renewal and Ratification (as set out in Exhibit A, the “Ratification”), and your other promises and undertakings set out in this Agreement, the Company will pay or provide you with the benefits set out in this Section 3 (the “Separation Benefits”) if your Separation Date is November 15, 2022 or, if earlier, the date the Company releases you from employment.
b.The Company will pay you $250,000, less legally required withholdings and deductions (the “Separation Pay”). The Separation Pay is equal to 6 months of your base compensation. No contributions from you or the Company will be made to any retirement or savings plan with respect to the Separation Pays.

c.You further agree that the Company’s obligation to pay or provide the Separation Benefits, if you are eligible for them, is contingent on your memorializing a renewal and ratification of the General Release and Covenant Not to Sue by signing and returning the Ratification.
d.COBRA: If you participate in the Company’s group health plan and timely elect to continue coverage under the Company’s group health plan pursuant to COBRA and consistent with the Company’s plan and applicable law, upon your timely election to continue your existing health benefits under COBRA, and consistent with the terms of COBRA and the Company’s health insurance plan, the Company will pay the insurance premiums to continue your existing health benefits for 6 months. You will remain responsible for, and must continue to pay, the portion of premiums, co-payments, etc. that you would have paid had your employment continued.
e.The Separation Pay will be paid to you by direct deposit or check mailed to your address on file with the Company within 30 days after you sign and return the Ratification. If you do not timely sign and return the Ratification (or revoke your acceptance of the Ratification), you will not be eligible for and will not receive the Separation Benefits, but this Agreement otherwise will remain in full force and effect.
f.By signing below, you acknowledge that you are receiving the Separation Benefits in consideration for waiving your rights to claims referred to in this Agreement and that you would not otherwise be entitled to the separation compensation.
4.Return of Company Property: You hereby warrant to the Company that you will return to the Company all property or data of the Company of any type whatsoever that has been in your possession or control. Notwithstanding the foregoing, you will not be required to return your monitor, laptop, or standard computer accessories, as long as you provided the Company an opportunity to wipe the information on such computer to its satisfaction. All such equipment will not have an operating system.
5.Proprietary Information: You hereby acknowledge that you are bound by the attached Proprietary Information and Invention Assignment Agreement (Exhibit B hereto) and that as a result of your employment with the Company you have had access to the Company’s Proprietary Information (as defined in the agreement), that you will hold all Proprietary Information in strictest confidence and that you will not make use of such Proprietary Information on behalf of anyone. You further confirm that you have delivered to the Company all documents and data of any nature containing or pertaining to such Proprietary Information and that you have not taken with you any such documents or data or any reproduction thereof.

6.Stock:
g.Options: Pursuant to your Stock Option Agreement(s), 2019 Stock Option and Grant Plan, and the 2021 Equity Incentive Plan of Hippo Holdings Inc. (“Holdings”) (hereafter collectively referred to as the “Stock Option Agreements”), you are expected to have 679,024 vested but unexercised options to purchase shares as a result of and subject to your staying through the Separation Date (the “Unexercised Vested Shares”). Because your employment is expected to terminate on the Separation Date, we expect that 2,874,699 options will not vest and therefore cannot be exercised. This includes an expected 325,984 shares of Hippo stock subject to the Early Exercise Repurchase Agreement between you and Holdings. Pursuant to that Agreement, Holdings intends to exercise its right to repurchase any shares which are trading

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above your exercise price. Your rights concerning the Unexercised Vested Shares will continue to be governed by the Stock Option Agreements. Per the Stock Option Agreements, you will have until 90 days from the Separation Date to exercise any Unexercised Vested Shares. You must act promptly to exercise your options, as after 90 days from the Separation Date, you will no longer have a right to exercise the Unexercised Vested Shares.
h.Restricted Stock Units: Pursuant to the 2021 Incentive Award Plan, if you stay through the Separation Date, you will have 175,162 Restricted Stock Units vested, 691,861 Restricted Stock Units unvested, and 0 units will further vest after the Separation Date. Additionally, under the Performance Restricted Stock Unit Award Agreement (the “PRSU Agreement”), issued pursuant to the 2021 Incentive Award Plan, you have 0 units vested, 1,150,000 Restricted Stock Units unvested, and 0 units will further vest before or after the Separation Date due to one year service based requirement in the PRSU Agreement.

You can access, sell and transfer your equity in Hippo’s equity platform, Shareworks or you may contact stock@hippo.com for support.
7.General Release and Waiver of Claims: The payments and promises set forth in this Agreement are in full satisfaction of all accrued salary, vacation pay, bonus and commission pay, profit sharing, stock, stock options or other ownership interest, termination benefits or other compensation to which you may be entitled by virtue of your employment with the Company or your separation from the Company. To the fullest extent permitted by law, you hereby release and waive any other claims you may have against the Company, Holdings, and any owners, agents, officers, shareholders, employees, directors, attorneys, subscribers, subsidiaries, affiliates, predecessors, successors and assigns (collectively “Releasees”), whether known or not known, including, without limitation, claims under any employment laws including, but not limited to, claims of unlawful discharge, breach of contract, breach of the covenant of good faith and fair dealing, fraud, violation of public policy, defamation, physical injury, emotional distress, claims for additional compensation or benefits arising out of your employment or your separation of employment, claims under Title VII of the Civil Rights Act of 1964 (Title VII), the Americans with Disabilities Act (ADA), the Family and Medical Leave Act (FMLA), the Fair Labor Standards Act (FLSA), the Equal Pay Act, the Employee Retirement Income Security Act (ERISA) (regarding unvested benefits), the Civil Rights Act of 1991, Section 1981 of U.S.C. Title 42, the Fair Credit Reporting Act (FCRA), the Worker Adjustment and Retraining Notification (WARN) Act, the California Worker Adjustment and Retraining Notification (Cal-WARN) Act, the National Labor Relations Act (NLRA), the Uniform Services Employment and Reemployment Rights Act (USERRA), the Genetic Information Nondiscrimination Act (GINA), the Immigration Reform and Control Act (IRCA), the California Fair Employment and Housing Act (FEHA), the California Labor Code, the California Constitution, and the California Family Rights Act (CFRA), all including any amendments and their respective implementing regulations, and any other federal, state, local, or foreign law (statutory, regulatory, or otherwise) that may be legally waived and released.
i.By signing below, you expressly waive any benefits of Section 1542 of the Civil Code of the State of California, which provides as follows:
“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

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j.As a material inducement to Company to enter into this Agreement, you represent that you are not aware of any work-related injury, illness, or condition of any nature arising out of or related to your employment with Company.
k.You agree to sign and return to HR@Hippo.com one copy of Exhibit A no earlier than the Separation Date and no later than 21 days after the Separation Date.
l.This General Release and Waiver of Claims excludes, and you do not waive, release, or discharge any right to file a civil action or complaint with, or otherwise notify, a state agency, other public prosecutor, law enforcement agency, or any court or other governmental entity alleging claims or a violation of rights under the California Fair Employment and Housing Act (FEHA), as well as (1) any right to file an administrative charge or complaint with, or testify, assist, or participate in an investigation, hearing, or proceeding conducted by, the Equal Employment Opportunity Commission, the California Department of Fair Employment and Housing, or other similar federal, state, or local administrative agencies; (2) claims that cannot be waived by law, such as claims for unemployment benefit rights and workers' compensation; (3) any indemnification rights you have against the Company; and (4) any claims that may arise after the date you sign below. To the fullest extent permitted by law, any dispute regarding the scope of this general release shall be determined by an arbitrator under the procedures set forth in the arbitration clause below.
8.Specific Release of ADEA Claims: In further consideration of the payments and benefits provided to you in this Agreement, by signing below you irrevocably and unconditionally fully and forever waive, release, and discharge the Releasees from any and all claims, whether known or unknown, from the beginning of time through the date you sign below, arising under the Age Discrimination in Employment Act (ADEA), as amended, and its implementing regulations. By signing this Agreement, you acknowledge and confirm that:
m.You have read this Agreement in its entirety and understand all of its terms;
n.By this Agreement, you have been advised in writing to consult with an attorney of your choosing before signing this Agreement;
o.You knowingly, freely, and voluntarily agree to all of the terms and conditions set out in this Agreement including, without limitation, the waiver, release, and covenants contained in it;
p.You are signing this Agreement, including the waiver and release, in exchange for good and valuable consideration in addition to anything of value to which you are otherwise entitled;
q.You were given at least 45 days to consider the terms of this Agreement and consult with an attorney of your choice, although you may sign it sooner if desired and changes to this Agreement, whether material or immaterial, do not restart the running of the 45-day period;
r.You understand that you have 7 days after signing this Agreement to revoke the release in this paragraph by delivering notice of revocation to HR@Hippo.com before the end of this 7-day period; and
s.You understand that the release in this paragraph does not apply to rights and claims that may arise after you sign this Agreement.

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9.Knowing and Voluntary Acknowledgment: You specifically agree and acknowledge that:
t.You have read this Agreement in its entirety and understands all of its terms;
u.You have been advised to consult with an attorney before executing this Agreement and have been given at least 45 business days to do so, although you may sign it sooner if desired; and
v.You knowingly, freely, and voluntarily assent to all of this Agreement's terms and conditions including, without limitation, the waiver, release, and covenants contained in it.
10.Covenant Not to Sue.
w.To the fullest extent permitted by law, at no time subsequent to the execution of this Agreement will you pursue, or cause or knowingly permit the prosecution, in any state, federal or foreign court, or before any local, state, federal or foreign administrative agency, or any other tribunal, of any charge, claim or action of any kind, nature and character whatsoever, known or unknown, which you may now have, have ever had, or may in the future have against Releasees, which is based in whole or in part on any matter released by this Agreement.
x.Nothing in this section shall prohibit or impair you or the Company from complying with all applicable laws, nor shall this Agreement be construed to obligate either party to commit (or aid or abet in the commission of) any unlawful act.
11.Protected Rights: You understand that nothing in this Agreement or any policy of the Company (including the Proprietary Information and Invention Assignment Agreement, the General Release and Waiver of Claims, the Covenant Not to Sue, and the Non-disparagement Obligation) is intended to or does prevent you from (i) discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that you have reason to believe is unlawful; (ii) contacting, filing a charge or complaint with, providing information to, or cooperating with any investigation or proceeding being conducted by, any federal or state law enforcement, governmental, or regulatory agency or body (such as the U.S. Department of Justice, the Securities and Exchange Commission, the Occupational Safety & Health Administration, the Equal Employment Opportunity Commission, the U.S. Department of Labor, the National Labor Relations Board, the California Department of Fair Employment and Housing, the California Labor Commissioner, or another federal or state fair employment practices agency) regarding alleged violations of law or unlawful acts in the workplace, and doing so in each case without prior authorization of or notice to the Company; (iii) challenging the enforceability of this Agreement if permitted by law; (iv) responding truthfully to inquiries by governmental or regulatory agencies or bodies; (v) giving truthful testimony or making statements under oath in response to valid legal process (such as a subpoena) in any legal or regulatory proceeding; or (vi) pursuant to 18 U.S.C. § 1833(b), disclosing a trade secret in confidence to a governmental official, directly or indirectly, or to an attorney, if the disclosure is made solely for the purpose of reporting or investigating a suspected violation of law, or if the disclosure is made in a document filed under seal in a lawsuit or other proceeding, and a party cannot be held criminally or civilly liable under any federal or state trade secret law for such a disclosure.
12.Non-disparagement: You agree that you will not disparage Releasees or their products, services, agents, representatives, directors, officers, shareholders, attorneys, employees, vendors, affiliates, successors or assigns, or any person acting by, through, under, or in concert with any of them, with any written or oral statement. The Company will not disparage you with any

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written or oral statement. Nothing in this section shall prohibit either party from providing truthful information in response to a subpoena or other legal process.
13.Post Separation Cooperation. Following the Separation Date, you shall fully and completely cooperate with Company and any of its affiliates at their request to assist with existing or future investigations, proceedings, litigation, examinations, or other fact-finding or adjudicative proceedings, public or private, involving any of the Releasees. This obligation includes you promptly meeting with the Company’s representatives at reasonable times upon their request, and providing information and, where applicable, testimony, that is truthful, accurate, and complete, according to information known to you.
14.Arbitration: Except for any claim for injunctive relief arising out of a breach of a party’s obligations to protect the other’s proprietary information, the parties agree to arbitrate, in Palo Alto, California through JAMS in conformity with the then-existing JAMS employment arbitration rules, which can be found at https://www.jamsadr.com/rules-employment-arbitration/, any and all disputes or claims arising out of or related to the validity, enforceability, interpretation, performance or breach of this Agreement, whether sounding in tort, contract, statutory violation or otherwise, or involving the construction or application or any of the terms, provisions, or conditions of this Agreement. The arbitration provisions of this Agreement shall be governed by and enforceable pursuant to the Federal Arbitration Act. In all other respects for provisions not governed by the Federal Arbitration Act, this Agreement shall be construed in accordance with the laws of the State of California, without reference to conflicts of law principles. Any arbitration may be initiated by a written demand to the other party. The arbitrator's decision shall be final, binding, and conclusive. The parties further agree that this Agreement is intended to be strictly construed to provide for arbitration as the sole and exclusive means for resolution of all disputes hereunder to the fullest extent permitted by law. The parties expressly waive any entitlement to have such controversies decided by a court or a jury. The parties waive any constitutional or other right to bring claims covered by this Agreement other than in their individual capacities. Except as may be prohibited by applicable law, the foregoing waiver includes the ability to assert claims as a plaintiff or class member in any purported class or representative proceeding.
15.Attorneys’ Fees: If any action is brought to enforce the terms of this Agreement, the prevailing party will be entitled to recover its reasonable attorneys’ fees, costs and expenses from the other party, in addition to any other relief to which the prevailing party may be entitled.
16.No Admission of Liability: This Agreement is not and shall not be construed or contended by you to be an admission or evidence of any wrongdoing or liability on the part of Releasees, their representatives, heirs, executors, attorneys, agents, partners, officers, shareholders, directors, employees, subsidiaries, affiliates, divisions, successors or assigns. This Agreement shall be afforded the maximum protection allowable .
17.Complete and Voluntary Agreement: This Agreement, together with Exhibit A and Exhibit B hereto, and the Stock Option Agreements, constitute the entire agreement between you and Releasees with respect to the subject matter hereof and supersede all prior negotiations and agreements, whether written or oral, relating to such subject matter. You acknowledge that neither Releasees nor their agents or attorneys have made any promise, representation or warranty whatsoever, either express or implied, written or oral, which is not contained in this Agreement for the purpose of inducing you to execute the Agreement, and you acknowledge that you have executed this Agreement in reliance only upon such promises, representations and warranties as are contained herein, and that you are executing this Agreement voluntarily, free of any duress or coercion.

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18.Severability: The provisions of this Agreement are severable, and if any part of it is found to be invalid or unenforceable, the other parts shall remain fully valid and enforceable. Specifically, should a court, arbitrator, or government agency conclude that a particular claim may not be released as a matter of law, it is the intention of the parties that the General Release and Waiver of Claims and the Covenant Not to Sue above shall otherwise remain effective to release any and all other claims.
19.Modification; Counterparts; Facsimile/PDF Signatures: It is expressly agreed that this Agreement may not be altered, amended, modified, or otherwise changed in any respect except by another written agreement that specifically refers to this Agreement, executed by authorized representatives of each of the parties to this Agreement. This Agreement may be executed in any number of counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument. Execution of a facsimile or PDF copy shall have the same force and effect as execution of an original, and a copy of a signature will be admissible in any legal proceeding as if an original.
20.Review of Separation Agreement; Expiration of Offer: You understand that you may take up to 45 days to consider this Agreement (the “Consideration Period”). The offer set forth in this Agreement, if not accepted by you before the end of the Consideration Period, will automatically expire. By signing below, you affirm that you were advised to consult with an attorney prior to signing this Agreement.
21.Effective Date: This Agreement will not become effective until the 8th day after you sign, without revoking, this Agreement (the “Effective Date”).
22.Governing Law: This Agreement shall be governed by and construed in accordance with the laws of the State of California.
If you agree to abide by the terms outlined in this Agreement, please sign and return it to me. I wish you the best in your future endeavors.

Sincerely,

Hippo Employee Services Inc.

By: __/s/ Richard McCathron_________
Richard McCathron, President

READ, UNDERSTOOD, AND AGREED

___/s/ Ran Harpaz______________________
Name: Ran Harpaz

Date Signed: _______9/9/2022___________

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EXHIBIT A

RENEWAL AND RATIFICATION OF GENERAL RELEASE AND WAIVER OF CLAIMS (“Ratification”)

Do not sign before the Separation Date and no later than 21 days after the Separation Date. Upon signature, return a copy immediately to HR@Hippo.com.

    1.    I previously executed a Terms of Separation (“Agreement”) with Hippo Employee Services Inc. (“Company”), which is incorporated herein by reference and a Proprietary Information and Invention Assignment Agreement (“Proprietary Information Agreement”). Section 7 of the Agreement contains a General Release and Waiver of Claims.
    2.    In exchange of my continued employment through the Separation Date, the Separation Pay Payment, and the other promises and undertakings of the Company set out in the Agreement, I hereby renew and ratify my General Release and Waiver of Claims as well as all other terms of the Agreement.

    3.    I acknowledge that: (i) I have re-read the Agreement and understand its meaning and effect; (ii) the General Release and Waiver of Claims and Covenant Not to Sue include a release and waiver of any claims that might arise under the Age Discrimination Act; (iii) the release and waiver of any claims that might arise under the Age Discrimination Act does not apply to any claims that might arise after my Separation Date; (iv) I am advised by this paragraph to consult an attorney before signing this Ratification, and I have been given at least 5 business days to do so; (v) this Ratification will become effective and enforceable on the eighth day after I sign and return it unless before then I revoke this Ratification by so notifying HR@Hippo.com; and (vi) if I do not timely sign this Ratification or timely revoke it, I will not be eligible for and will not receive the Separation Benefits, but all other provisions of the Agreement (including the General Release and Covenant Not to Sue) will remain effective and enforceable.

4.    By signing below, I expressly waive any benefits of Section 1542 of the Civil Code of the State of California, which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

AGREED:

_________________________________
Name: Ran Harpaz

________________________
Date Signed

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EXHIBIT B
PROPRIETARY INFORMATION AND INVENTION ASSIGNMENT AGREEMENT

DocuSign Envelope ID: 58C47DBA-053A-4A0A-B3BB-7BC7C2372455

Exhibit A

PRIOR INNOVATIONS

Check one of the following:

ÔX NO SUCH PRIOR INNOVATIONS EXIST.

OR

Ô YES, SUCH PRIOR INNOVATIONS EXIST AS DESCRIBED BELOW (include basic description of each Prior Innovation):

Exhibit B

LIMITED EXCLUSION NOTIFICATION TO EMPLOYEES IN CALIFORNIA

THIS IS TO NOTIFY you in accordance with Section 2872 of the California Labor Code that the foregoing Agreement between you and Company does not require you to assign or offer to assign to Com- pany any invention that you developed entirely on your own time without using Company’s equipment, supplies, facilities or trade secret information except for those inventions that either:

(1)Relate at the time of conception or reduction to practice of the invention to Company’s business, or actual or demonstrably anticipated research or development of Company; or

(2)Result from any work performed by you for Company.

To the extent a provision in the foregoing Agreement purports to require you to assign an invention otherwise excluded from the preceding Section, the provision is against the public policy of California and is unenforceable.

This limited exclusion does not apply to any patent or invention covered by a contract between Company and the United States or any of its agencies requiring full title to such patent or invention to be in the United States.

I ACKNOWLEDGE RECEIPT of a copy of this notification.

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DocuSign Envelope ID: 58C47DBA-053A-4A0A-B3BB-7BC7C2372455

HIPPO ANALYTICS INC.
By:

Assaf Wand Title CEO

Ran Harpaz

Date:

4/25/2019

Date:

4/25/2019

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